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                                                                    EXHIBIT 99.1




                                  AMENDMENT TO

                  THE  STANDARD TERMS AND CONDITIONS OF TRUST

                          DATED AS OF JANUARY 1,  1993

                                     AND TO

                       THE TRUST INDENTURE AND AGREEMENT
                             DATED JANUARY 22, 1993

                                      FOR

              STANDARD & POOR'S DEPOSITARY RECEIPTS ("SPDR") TRUST

                                    BETWEEN

                         PDR SERVICES LLC, AS SPONSOR,

                                      AND

                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE

                           Effective January 25, 1999


     This Amendment (the "Amendment Agreement") dated as of January 1, 1999 and effective January 25, 1999 between PDR Services LLC as sponsor (the "Sponsor") and State Street Bank and Trust Company as trustee (the "Trustee") amends the document entitled "Standard Terms and Conditions of Trust for Standard & Poor's Depositary Receipts ("SPDR") Trust dated as of January 1, 1993 between PDR Services Corporation, as Sponsor, and State
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Street Bank and Trust Company, as Trustee" (hereinafter called the "Standard
Terms") and the document entitled "Trust Indenture and Agreement dated January 22, 1993 incorporating by reference Standard Terms and Conditions of Trust for Standard & Poor's Depositary Receipts ("SPDR") Trust Series 1 dated as of January 1, 1993", (hereinafter called the "Trust Indenture"), (the Standard Terms and the Trust Indenture and any and all previous amendments thereto hereinafter called the "Trust Documents").




     WITNESSETH THAT:

     WHEREAS, the parties hereto have entered into the Trust Documents to facilitate the creation of the Standard & Poor's Depositary Receipts ("SPDR") Trust (the "Trust"); and

     WHEREAS, the parties hereto desire to amend the Trust Documents as more fully set forth below;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

     1. The following text shall be added as a new paragraph to Section 5.02 as follows:

        "Upon the specific request of a redeemer, the Trustee may, in its sole discretion, redeem SPDRs in Creation Unit size aggregations delivered to the Trustee by such redeemer, either in whole or in part, by providing such redeemer with a "Misweighted Portfolio" as is described in the next following sentence. Such Misweighted Portfolio shall be (1) a portfolio of Securities then held by the Trust, (2) which differs in exact composition and/or weighting from that of the securities
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        portion of a Portfolio Deposit in effect on the date that the request for a redemption is made by the redeemer (the "Then-Current Portfolio Deposit") (3) but does not differ in net asset value from that of the Then-Current Portfolio Deposit. The Trustee may evaluate all factors in considering a redeemer's request for a Misweighted Portfolio and may, but need not, agree to such a redemption request if the Trustee determines that delivery of the Misweighted Portfolio would be appropriate for the Trust."

     2. The new paragraph set forth in Section 3 of this Amendment Agreement shall be added as the last and final paragraph of Section 5.02.

     3. Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1) and (2) of this Amendment Agreement are made in regard to matters as will not adversely affect the interests of Beneficial Owners in compliance with the provisions of Section 10.01(a) thereof.

     4. Pursuant to Section 10.01, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment Agreement for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.

     5. Except as amended hereby, the Trust Documents now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Trust Documents.
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     6.   This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

                         PDR SERVICES LLC, as  Sponsor

                         By:  _____________________________________________
                                    Joseph Stefanelli

                         Title: President

ATTEST: ____________
TITLE:  ____________

                         STATE STREET BANK AND TRUST COMPANY,
                           as Trustee

                         By: ________________________________________

                                 Title: Senior Vice President

ATTEST: ____________
TITLE:  ____________
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STATE OF NEW YORK   )

                    :ss:

COUNTY OF NEW YORK  )



     On the __ day of January in the year 1999 before me personally came Joseph Stefanelli to me known, who, being by me duly sworn, did depose and say that he is the President of PDR Services LLC, the company described in and which executed the above instrument; and that he signed his name thereto by like authority.


                                    _________________________
                                         Notary Public
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COMMONWEALTH OF MASSACHUSETTS)

                             :ss:

COUNTY OF NORFOLK            )



     On this ___ day of January, 1999, before me personally appeared _________, to me known, who, being by me duly sworn, did depose and say that she is ____________ of State Street Bank and Trust Company, the bank and trust company described in and which executed the above instrument; and that she signed her name thereto by authority of the board of directors of said bank and trust company.

                              __________________________
                                    Notary Public